Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group
Announces Plan for $7 million Rights Offering to Stockholders with Backstop Commitment

ATLANTA, November 14, 2019 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, announced today that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a rights offering (the “Rights Offering”) to existing holders of its common stock.    The Rights Offering is supported by a commitment (the “Backstop Agreement”) with Wynnefield Capital, Inc. (referred to, along with its affiliates as “Wynnefield”) to purchase all unsubscribed shares of common stock in the Rights Offering.  The Company expects to receive aggregate gross proceeds of $7.0 million before fees and expenses from the Rights Offering, supported by the Backstop Agreement, if necessary.

The purpose of the Rights Offering is to raise capital in a cost-effective manner that allows all stockholders to participate.  The proceeds from the Rights Offering will be used for working capital to fund the Company’s strategic growth initiatives and for general corporate purposes.

Under the Rights Offering, holders of Williams’ common stock will receive one nontransferable right to purchase a  specified amount of new common stock for each share of common stock owned.  Stockholders who fully exercise their rights will also be entitled to an over-subscription privilege to purchase additional shares of common stock that may remain unsubscribed as a result of any rights that are unexercised in the Rights Offering.  The subscription price for the purchase of common shares pursuant to the Rights Offering is currently projected to be based on a range of discount between 5% and 25% to the 25-trading-day volume weighted average price for the period immediately preceding the initiation of the Rights Offering.

Backstop Agreement

The Backstop Agreement is provided by Wynnefield, the Company’s largest shareholder, which holds approximately 19.2% of shares outstanding.  Nelson Obus, President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, serves on the Company’s Board of Directors.  Under the Backstop Agreement, Wynnefield agrees to purchase any and all unsubscribed shares of common stock in the Rights Offering, subject to the terms, conditions and limitations of the Backstop Agreement, at the subscription price established for the Rights Offering.

A  condition to the obligations of Wynnefield in the Backstop Agreement will be that the Company has consummated the refinancing of its existing credit facilities.  The Backstop Agreement allows for the Company to issues securities in connection with the refinancing of its existing credit facilities if required,

Williams Industrial Services Group Announces Plan for $7 million Rights Offering to Stockholders with Backstop Commitment

November 14, 2019

or the conversion or exercise of its outstanding derivative securities.  Williams expects to complete the refinancing process no later than the end of this year.

Wynnefield will not receive any compensation or other consideration for entering into or consummating the Backstop Agreement.  The Company has agreed to reimburse Wynnefield for all reasonable out-of-pocket expenses it incurs in connection with the Rights Offering and backstop commitment.

Form S-1 Registration Statement

The Registration Statement relating to these securities has been filed with the SEC, but has not yet become effective.  The Company may not accept any offers pursuant to the Rights Offering prior to the time the registration statement becomes effective.

For additional information on the Rights Offering, please see the prospectus included in Williams registration statement on Form S-1, which is preliminary and subject to completion, and amendments to be filed with the SEC prior to the commencement of the Rights Offering.  The completion of the Rights Offering remains subject to the satisfaction of certain conditions, and Williams reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Williams
Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years.  The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer
This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the Company’s rights offering and the backstop agreement with Wynnefield, the use of proceeds, the Company’s plans to refinance its existing borrowing facilities, and the Company’s strategy for growth and other related matters.  These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to successfully refinance such debt, which is a condition to the completion of this Rights Offering, ability to make interest and principal payments on its debt and satisfy the financial and other covenants contained in its debt facilities, ability to engage in certain transactions and activities due to limitations and covenants contained in its debt facilities, ability to enter into new lending facilities, if needed, and to obtain adequate surety bonding and letters of credit, ability to implement strategic initiatives, business plans and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, increased exposure to environmental or other

Williams Industrial Services Group Announces Plan for $7 million Rights Offering to Stockholders with Backstop Commitment

November 14, 2019

liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com